EXHIBIT 10.22

REAL ESTATE SALE AGREEMENT

by and between

Raleigh Hotel Associates, LLC,

as Seller

and

CS ACQUISITION VEHICLE, LLC,

as Purchaser

1707 Hillsborough Street, Raleigh, North Carolina 27605

ACTIVE 61176122v9

SUMMARY OF BASIC TERMS

This Summary of Basic Terms (this “Summary”) is hereby incorporated into and made a part of the Agreement (defined below). Capitalized terms used but not defined in this Summary shall have the meanings set forth in the Agreement. In the event of a conflict between the terms of this Summary and the Agreement, the terms of the Agreement shall prevail.

Seller	RALEIGH HOTEL ASSOCIATES, LLC
Purchaser	CS Acquisition Vehicle, LLC
Real Property	Approximately 3.85 acres of real estate located at the address 1707 Hillsborough Street, Raleigh, North Carolina 27605
Hotel	190-room hotel commonly known as the DoubleTree by Hilton Raleigh located on the Real Property
Purchase Price	$42,000,000.00
Contract Date	November 30, 2021
Earnest Money

An initial deposit of $400,000.00 to be delivered to Escrow Agent within two (2) Business Days following Contract Date, and unless this Agreement is terminated by Purchaser prior to the expiration of the Due Diligence Period in accordance with the express provisions of the Agreement, an additional deposit of $400,000 to be delivered to Escrow Agent within two (2) Business Days following the expiration of the Due Diligence Period.

Due Diligence Period	Commencing on the Contract Date and continuing until 11:59 p.m. (CT) on that date that is ninety (90) days thereafter.
Closing Date	The earlier of (i) thirty-five (35) days after the expiration of the Due Diligence Period or (ii) thirty-five (35) days after Purchaser provides written notice of its election to proceed to Closing.
Brokers	Geoff Loftin of APG Advisors, for Purchaser.
Escrow Agent or Title Company	Stewart Title Guaranty Company

ACTIVE 61176122v9

Exhibits

ADEPICTION AND LEGAL DESCRIPTION OF REAL PROPERTY

BFORM OF DEED

CPROPERTY INFORMATION

DFORM OF FIRPTA

ERESERVED

F LIST OF CELL TOWER LEASES

GFORM OF ASSIGNMENT OF CONTRACTS, LEASES AND INTANGIBLE PROPERTY

HBILL OF SALE

I           CELL TOWER TENANT NOTICE

ACTIVE 61176122v9

THIS REAL ESTATE SALE AGREEMENT (this “Agreement”) is made and entered into on November 30, 2021 (the “Contract Date”), by and between RALEIGH HOTEL ASSOCIATES, LLC, a Delaware limited liability company (“Seller”), and CS Acquisition Vehicle, LLC, a Delaware limited liability company (“Purchaser”).

PRELIMINARY STATEMENTS

A.Seller is the owner of approximately 3.85 acres of real estate located at the address 1707 Hillsborough Street, Raleigh, North Carolina 27605, and as generally depicted and legally described on Exhibit A attached hereto (the “Real Property”) on which is operated a 190-room hotel commonly known as the DoubleTree by Hilton Raleigh (the “Hotel”).

In consideration of the recitals, the mutual covenants hereafter set forth, and other good and valuable considerations, the receipt and sufficiency of which are mutually acknowledged, it is agreed by and between the parties as follows:

1.Premises; Personal Property; Contracts; Excluded Property.

(a)Premises. The Real Property, together with all buildings and improvements located thereon and all rights, easements, signage and appurtenances belonging or appertaining thereto, and all right, title and interest of Seller, if any, in and to any and all roads, streets, alleys or public and private rights of way, bounding such property (collectively, the “Premises”).

(b)Personal Property. Except for the Excluded Property (as such term is defined herein), all right, title, and interest of Seller, if any, in all tangible personal property owned by Seller and not constituting part of the real estate, located on and used in connection with the Premises (the “Personal Property”).

(c)Intangible Property. Except for the Excluded Property (as such term is defined herein), all of Seller’s right, title and interest in and to the following (collectively, the “Intangible Property”): all intellectual and other intangible rights pertaining to the Premises, including, plans, drawings, specifications, and property reports, warranties, guaranties, and all licenses, permits and approvals issued by any governmental authority and used in the operation of the Hotel and/or ownership of the Premises.

(d)Reserved.

(e)Cell Tower Leases. Those certain leases and/or license agreements listed on Exhibit F, together with any amendments thereto and entered into in accordance with this Agreement, and guarantees relating thereto, and any security deposits held by Seller with respect to such leases (collectively, the “Cell Tower Leases” and together with the Premises, Personal Property and Intangible Property, collectively, the “Property”).

(f)Excluded Property. Notwithstanding anything to the contrary set forth in Sections 1(a)-(e) above, none of (i) any and all fixtures, personal property or intellectual property or other assets owned by or proprietary to (x) the lessor under any equipment leases, (y) the supplier, vendor, licensor or other party under any Contracts, or (z) any

ACTIVE 61176122v9

persons employed (whether full-time, part-time or otherwise) to work at the Hotel or exclusively to operate the Hotel, (ii) that certain (y) Franchise License Agreement (DOUBLETREE HOTEL RALEIGH DOWNTOWN) effective as of July 7, 2010 by and between DOUBLETREE FRANCHISE LLC, as “Licensor” (the “Franchisor”) and MHI HOSPITALITY TRS, LLC, as “Licensee” nor (z) Form of Hotel Management Agreement entered into as of December 13, 2019 by and between MHI Raleigh TRS, LLC, as “Lessee” and Our Town Hospitality LLC (“Hotel Manager”) (collectively, the “Hotel Agreements”) or (iii) any other chattel and systems utilized in the operation of the Hotel (collectively, the “Excluded Property”) shall be transferred, assigned or conveyed to Purchaser.

2.Sale/Conveyance and Assignment. Seller agrees to sell, convey and assign to Purchaser, and Purchaser agrees to buy and assume from Seller, upon the terms and conditions set forth in this Agreement, the Premises, the Personal Property, the Intangible Property, the Contracts (to the extent Purchaser does not elect to terminate such Contracts in accordance with Section 7(a)) and the Cell Tower Leases, in each case specifically excluding any Excluded Property.

3.Transfer of Title.

(a)Premises. Title to the Premises shall be conveyed to Purchaser by a special warranty deed (the “Deed”) executed by Seller, in the form attached hereto as Exhibit B.

(b)Personal Property. Title to the Personal Property shall be conveyed to Purchaser by a bill of sale (the “Bill of Sale”) executed by Seller, in the form attached hereto as Exhibit H.

(c)Contracts, Leases and Intangible Property. Title to the Contracts (to the extent Purchaser does not elect to terminate such Contracts in accordance with Section 7(a)), the Cell Tower Leases and the Intangible Property shall be assigned by Seller to Purchaser by an assignment of contracts, leases and intangible property (the “Assignment of Contracts, Leases and Intangible Property”), in the form attached hereto as Exhibit G. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, Purchaser and Seller acknowledge and agree that (y) Purchaser shall be required to assume all such contracts, leases and intangible property that Purchaser does not elect to terminate and (z) it is the parties’ mutual desire and intent that Seller shall be released from all of its obligations and liabilities under any such contracts, leases and/or intangible property agreements in connection with the foregoing Assignment of Contracts, Leases and Intangible Property from and after Closing.

4.Purchase Price; Earnest Money; Independent Consideration.

(a)Purchase Price. The purchase price for the Premises shall be Forty-Two Million and No/100 Dollars ($42,000,000.00) (the “Purchase Price”).

(b)Earnest Money. Within two (2) Business Days after the Contract Date, Purchaser shall deposit with Stewart Title Guaranty Company (the “Escrow Agent” or “Title Company” as applicable), as earnest money hereunder, the sum of Four Hundred Thousand and No/100 Dollars ($400,000.00) (the “Initial Deposit”) by wire transfer of

ACTIVE 61176122v9

immediately available funds. Unless this Agreement is terminated prior to the expiration of the Due Diligence Period in accordance with the express provisions of this Agreement, then within two (2) Business Days after the expiration of the Due Diligence Period, Purchaser shall deposit with Escrow Agent the sum of Four Hundred Thousand and No/100 Dollars ($400,000.00) (the “Additional Deposit”) by wire transfer of immediately available funds. The Initial Deposit and Additional Deposit, as applicable, together with interest earned thereof, shall be referred to collectively as the “Earnest Money”.

(c)Deposit Instructions. Escrow Agent shall deposit the Earnest Money (or any portion thereof) into an account selected by the Escrow Agent and approved by Purchaser; all interest accrued on the Earnest Money shall be for the account of whichever party becomes entitled to the Earnest Money (or any portion thereof) under any provision of this Agreement, whether or not the provision specifically refers to interest on the Earnest Money. The Earnest Money shall be held by Escrow Agent for the benefit of the parties hereto pursuant to the provisions of Section 25 of this Agreement.

(d)Independent Consideration. Upon receipt of the Initial Deposit, Escrow Agent shall immediately disburse One Hundred and No/Dollars ($100.00) of the Initial Deposit to Seller (“Independent Consideration”), which shall be immediately nonrefundable but applied to the Purchase Price if the Closing occurs.

5.Due Diligence Period.

(a)Due Diligence Period. Commencing on the Contract Date and continuing until 11:59 p.m. (CT) on the date that is ninety (90) days thereafter (the “Due Diligence Period”), Purchaser shall have the right to conduct such non-invasive tests, studies, investigations, inspections (including, for purposes of this clause, soil borings, radon testing, ACM/LBP surveys, MEP surveys, pipe samplings, elevator condition assessments, subfloor inspections, sewer and waste line inspections, all of which shall be performed in the least intrusive manner possible) and analyses reasonably required by Purchaser to satisfy itself, in its sole discretion, as to conditions necessary for Purchaser’s proposed ownership, development or other use of the Premises, including, without limitation: the environmental, soil and engineering conditions of the Premises and any other physical, economic and/or suitability conditions necessary, required or desired for Purchaser’s proposed ownership, development or other use of the Premises (collectively, the “Inspections”). Notwithstanding anything in this Agreement to the contrary, and for the avoidance of doubt, except as expressly set forth in the preceding sentence, Purchaser shall not conduct any intrusive or invasive testing without first obtaining Seller’s written consent which may be withheld in Seller’s sole discretion and which consent may be conditioned on Purchaser providing Seller with a detailed scope of such testing and, if such testing is destructive, a bid for the repair of the Property to the state which existed prior to such destructive testing. If Purchaser desires to terminate this Agreement for any reason or no reason during the Due Diligence Period, Purchaser may terminate this Agreement pursuant to this Section 5(a) by sending written notice to the Seller on or before the expiration of the Due Diligence Period, and upon such notice this Agreement shall immediately terminate and the Initial Deposit (less the Independent Consideration) shall be returned by Escrow Agent to Purchaser, and neither party shall have any rights or obligations under

ACTIVE 61176122v9

this Agreement except those that expressly survive termination of the Agreement. If Purchaser (y) does not elect to terminate this Agreement prior to the expiration of the Due Diligence Period or (z) delivers notice to Seller of Purchaser’s intention to proceed with the acquisition, then this Agreement will remain in full force and effect and the Earnest Money shall be non-refundable except as otherwise set forth in this Agreement.

(b)Property Information. Seller has delivered copies or within ten (10) Business Days of the Contract Date will make available to Purchaser digital copies of all information and documentation included on Exhibit C attached hereto or otherwise relating to the Premises that is in the possession or control of Seller (collectively, the “Property Information”). For the avoidance of doubt, Seller agrees to reasonably cooperate with Purchaser in connection with delivering any additional items requested by Purchaser during the Due Diligence Period which are in Seller’s possession or control. Except as is expressly provided for in Section 6(a), Purchaser acknowledges that it shall have no right to rely on the accuracy of any of the Property Information obtained from Seller or Seller’s agents, that such information is being made available solely as a courtesy and that Seller has not, and shall not be deemed to have, made any representations or warranties whatsoever, express or implied, with respect to the completeness, content or accuracy of the Property Information or with respect to any of the matters disclosed thereby.

6.Representations, Warranties and Covenants.

(a)Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser as follows:

(1)Organization; Authority and Enforceability. Seller has been duly organized and is validly existing under the laws of the State of Delaware and Seller is duly authorized and qualified to do business in the State of North Carolina. Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the sale and make or cause to be made transfers and assignments contemplated herein. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement and all of the documents to be delivered by Seller at the Closing have been authorized and have been or will be properly executed and constitute or will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

(2)Conflicts. There is no agreement to which Seller is a party or binding on Seller or the Premises which is in conflict with this Agreement or which would prevent the timely performance by Seller of its obligations pursuant to this Agreement.

(3)Property Information. The Property Information delivered or made available to Purchaser pursuant to Section 5(b) is all Property Information in Seller’s custody, control and possession.

ACTIVE 61176122v9

(4)Litigation. (i) Seller is not currently involved in or threatened in writing with any litigation, arbitration, administrative or other adjudicatory investigations or other proceedings with respect to the Premises, any Hotel employees, or the operation of the Hotel which has not been resolved, settled or dismissed except for any personal injury or property damage action that is covered by insurance and which will not be binding upon Purchaser or any portion of the Premises after Closing; (ii) Seller has not received any court filing, formal written charge or complaint or written request for arbitration, mediation, administrative hearing or similar legal or quasi-legal proceeding with respect to the Premises, the Hotel employees or the operation of the Hotel, which has not been resolved, settled or dismissed; and (iii) no injunction, decree, order, writ or judgment is outstanding with respect to the Premises, the Hotel employees or the operation of the Hotel.

(5)Notice of Violations. Seller has not received any written notice that either the Premises or the use thereof violates any laws, rules and regulations of any federal, state, city or county government or any agency, body, or subdivision thereof having any jurisdiction over the Premises.

(6)Withholding Obligation. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”).

(7)Condemnation. There are no pending or, to Seller’s actual knowledge, threatened (in writing) condemnation or similar proceedings affecting the Premises or any part thereof.

(8)Contracts. Seller has not given to, or received from, any other party to a service, management, maintenance, repair, parking, construction, supply and other contracts and equipment leases relating to the ownership and operation of the Premises (the “Contracts”) any written notice of a default.  There are no Contracts that will be binding on the Premises (or any portion thereof) or Purchaser after Closing.

(9)Leases/Occupancy Agreements. Other than the Cell Tower Leases, electronic copies of which have been made available to Purchaser, there are no other leases, licenses or occupancy agreements (such other leases, licenses or occupancy agreements, collectively, “Leases”) which will be binding upon Purchaser or the Premises (or any portion thereof) after Closing. All Leases shall be terminated by Seller in accordance with Section 7(a)(3). Seller is the lessor or landlord or the successor lessor or landlord under the Cell Tower Leases. No tenant under any Cell Tower Lease is more than thirty (30) days delinquent in the payment of rent or other monetary obligations (and no tenant has paid rent more than thirty (30) days in advance), or otherwise in material default of a non-monetary obligation under such Cell Tower Lease. All of the Cell Tower Leases delivered to Purchaser pursuant to this Agreement are true, correct and complete copies of the applicable documents in Seller’s possession or control. Except as otherwise set forth in the Cell Tower Leases, no commissions or other fees are or will be due to brokers or

ACTIVE 61176122v9

other procurers in connection with the Cell Tower Leases or other Leases under any agreement which will survive the Closing and be binding upon Purchaser or the Premises following Closing. There are no refundable security deposits presently held by or on behalf of Seller with respect to the Cell Tower Leases. Seller has not given to and has not received from any tenant under any Cell Tower Lease any written notice of a default that has not been cured and, to Seller’s actual knowledge, no default exists under any Cell Tower Lease.

(10)Collective Bargaining Agreements. There are no collective bargaining agreements with any unions applicable to the Hotel employees or the Hotel. There is no strike, slowdown, work stoppage or lockout, or, to the knowledge of Seller, threat thereof, by or with respect to any Hotel employees.

(11)Hotel Employees. Seller does not employ any Hotel employees. All Hotel employees are employees of Hotel Manager or an affiliate of Hotel Manager. As of the Closing, Seller will not be responsible for any unfunded or underfunded contribution liability with respect to any benefit plan for Hotel employees. No charge or complaint, administrative, judicial or contractual, relating to payment of wages, breach of any collective bargaining agreement, employment discrimination or other term or condition of employment against Seller or Hotel Manager or any affiliated entity is threatened in writing or pending before any federal, state, or local agency, court, or administrative or arbitral tribunal. To Seller’s knowledge, Seller and Hotel Manager and their affiliated entities are in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, immigration, wages, hours and benefits, non-discrimination in employment, workers compensation, the collection and payment of withholding and/or payroll taxes and similar taxes.

(12)Environmental. To Seller’s actual knowledge, and in reliance on the Phase I ESA included in the Property Information, there are no violations of Environmental Laws related to the Premises with respect to the presence or release of Hazardous Materials on or from the Premises. The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”) and other federal laws governing Hazardous Materials as in effect on the Contract Date, together with their implementing regulations and guidelines as of the Contract Date, and all state and local laws, regulations and ordinances that regulate Hazardous Materials in effect as of the Contract Date. “Hazardous Materials” means any substance which is (i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any applicable law, as currently in effect as of the Contact Date (ii) petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) friable asbestos, (vi) flammable explosives, (vii) infectious materials or (viii) radioactive materials.

(13)Options. Excluding therefrom the Letter of Intent dated as of November 4, 2021 by and between Purchaser and Seller, Seller is not subject to any

ACTIVE 61176122v9

commitment, obligation or agreement, including, but not limited to any right of first refusal or option to purchase granted to a third party, which shall prevent it from completing the sale of the Premises to Purchaser under the terms of this Agreement or which would bind Purchaser in any manner subsequent to the consummation of this Agreement.

(14)Covenants, Conditions, Restrictions or Easements. There is no default or breach by Seller nor, to Seller’s actual knowledge, any other party thereto, under any covenants, conditions, restrictions or easements which affect the Premises or any portion thereof.

(15)No Bankruptcy. Seller is not a party to any voluntary or involuntary proceedings in bankruptcy, reorganization or similar proceedings under the Federal bankruptcy laws or under any state laws relating to the protection of debtors, or subject to any general assignment for the benefit of the creditors, and, to Seller’s actual knowledge, no such action has been threatened in writing.

(16)OFAC. Neither Seller nor, to Seller’s actual knowledge, any individual having a beneficial interest in Seller, is a person described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49079 (September 25, 2001), and does not engage in any dealings or transactions, and is not otherwise associated with any such persons.

(17)Tax Appeals. There is no ongoing appeal with respect to taxes or special assessments on the Premises for any year, and any consultants engaged to perform work with respect to appeals of taxes or special assessments on the Premises have been paid in full.

(18)ERISA. Seller is not (i) an “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a “plan” (within the meaning of ERISA) that is subject to the prohibited transaction provisions of Section 4975 of the Code or (iii) an entity whose assets are treated as “plan assets” under ERISA by reason of an employee benefit plan or plan’s investment in such entity.

(b)Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller as follows:

(1)Organization; Authority and Enforceability. Purchaser has been duly formed and is validly existing under the laws of the State of Delaware and Purchaser as of Closing will be duly authorized and qualified to do business in the State of North Carolina. Purchaser has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the purchase, and make or cause to be made the deliveries

ACTIVE 61176122v9

and undertakings contemplated herein or hereby. The persons signing this Agreement on behalf of Purchaser are authorized to do so. This Agreement and all of the documents to be delivered by Purchaser at the Closing have been authorized and have been or will be properly executed and constitute or will constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

(2)OFAC. Neither Purchaser nor, to Purchaser’s actual knowledge, any individual having a beneficial interest in Purchaser, is a person described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49079 (September 25, 2001), and does not engage in any dealings or transactions, and is not otherwise associated with any such persons.

(3)Non-Contravention. Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser, or any partner, member or related entity or affiliate of Purchaser, is a party or by which Purchaser, any partner, member or related entity or affiliate of Purchaser, or any of Purchaser’s assets is bound.

(4)Investigations and Inspections. Prior to Closing, Purchaser shall have satisfied itself that the Property is suitable for Purchaser’s intended uses and acknowledges and agrees that except for the representation and warranties of Seller set forth in Section 6(a) above, Purchaser is relying solely upon its own inspections, investigations, research and analyses in entering into this Agreement and is not relying in any way upon any representations, warranties, statements, plans, specifications, cost estimates, studies, reports, descriptions, guidelines or other information or material furnished by Seller or its representatives to Purchaser or its representatives, whether oral or written, express or implied, of any nature whatsoever regarding any such matters.

(c)Representations and Warranties Prior to Closing. The continued validity in all respects of the foregoing representations and warranties shall be a condition precedent to the obligation of the party to whom the representation and warranty is given to close this transaction. If any of Seller’s representations and warranties shall not be true and correct in any material respect at any time on or before the Closing whether or not true and correct as of the Contract Date, then Purchaser may, at Purchaser’s option, exercised by written notice to Seller (and as its sole and exclusive remedy), either (i) proceed with this transaction, accepting the applicable representation and warranty as being modified by such subsequent matters or knowledge and waiving any right relating thereto, if any, or (ii) terminate this Agreement by written notice to Seller, in which event the Earnest Money (less the Independent Consideration) shall promptly be returned to Purchaser by Escrow Agent, and subject to Section 20 below, if Seller’s representations and warranties were not true and correct as of the Contract Date (or if Seller’s representations and warranties fail to

ACTIVE 61176122v9

be true and correct in all material respects at any time between the Contract Date and Closing due to a change in facts that occurs after the Contract Date resulting from acts or omissions of Seller), Seller shall promptly reimburse Purchaser for Purchaser’s reasonable third-party costs and expenses, and, except for the provisions of this Agreement that expressly survive Closing or earlier termination of this Agreement, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof. Without limiting the foregoing, on the Closing Date, (y) Seller shall deliver to Purchaser a written certificate, duly executed by Seller, certifying that all of the representations and warranties of Seller set forth in this Agreement are true and correct in all material respects as of the Closing (the “Seller Certificate of Representations and Warranties”) and (z) Purchaser shall deliver to Seller a written certificate, duly executed by Purchaser, certifying that all of the representations and warranties of Purchaser set forth in this Agreement are true and correct in all material respects as of the Closing (the “Purchaser Certificate of Representations and Warranties”).

(d)Survival. Seller’s respective representations and warranties set forth in this Agreement are made as of the Contract Date and are remade as of the Closing Date, and (except for those contained in the Deed) shall survive the Closing until the date that is six (6) months after the Closing (the period beginning on the Closing and ending on such date being herein called the “Survival Period”), at which time such representations and warranties (and any cause of action resulting from a breach thereof) shall terminate except to the extent Purchaser shall have notified Seller of any breach prior to the expiration of the Survival Period, in which case Purchaser shall have a period of thirty (30) days after the expiration of the Survival Period to commence a legal proceeding based on such breach.  The foregoing notwithstanding, the survival of Seller’s representations and warranties contained in Sections 6(a)(10) and 6(a)(11) shall be governed by the terms and provisions of Section 21 below.

7.Pre-Closing Covenants.

(a)Seller Covenants. Seller covenants and agrees that during the period from the Contract Date through and including the Closing Date or earlier termination of this Agreement:

(1)No New Agreements. Seller shall not enter into any new Contract or other agreement affecting the Premises which will be an obligation binding upon Purchaser or the Premises subsequent to Closing, except for (y) the Lease Termination Agreements (as defined below) and/or (z) any Contracts entered into in the ordinary course of business that are terminable without cause upon thirty (30) days’ (or less) notice but in no event later than Closing and without penalty or cancellation fee. Seller shall terminate each Contract without cost, liability, or expense to Purchaser and deliver evidence of the same at Closing.

(2)Hotel Operation. Seller shall continue to operate and maintain the Premises in accordance with past practices and applicable laws in all material respects, and except to the extent necessary to remedy an emergency situation risking harm to persons or property, Seller shall not make any alterations or changes

ACTIVE 61176122v9

thereto; provided, that, prior to Closing, Seller shall, at its sole cost and expense, (i) wind down and cease all Hotel operations (including, without limitation, terminating any and all Hotel employees), (ii) terminate all Hotel Agreements, and (iii) remove all Excluded Property from the Premises. Seller shall promptly provide to Purchaser all material communications related to its covenants under this subparagraph.

(3)Leases. Effective on or prior to Closing, Seller shall, at no cost, expense or liability to Purchaser, terminate all Leases, other than the Cell Tower Leases, and enter into termination agreements to evidence the same (collectively, the “Lease Termination Agreements”). Seller shall: (i) commence negotiations of such Lease Termination Agreements with the tenants under the Leases, other than the Cell Tower Leases, and diligently pursue the same, (ii) take all actions necessary to remove such tenants and occupants from possession of their respective leased premises prior to Closing, and (iii) promptly provide to Purchaser all material communications related to its covenants under this Section 7(a)(3).

(4)Insurance. Seller shall maintain liability insurance of a level and type consistent with the insurance maintained by Seller prior to the execution of this Agreement with respect to the Hotel and the Premises.

(5)Title Matters. Seller shall not do anything, nor authorize anything to be done, which would affect the condition of title as shown on the Title Commitment without Purchaser’s prior consent, such consent may be granted or withheld in Purchaser’s sole discretion unless Seller is required to take such action in order to comply with laws, codes, regulations or ordinances affecting the Premises and for which Seller has received a written notice from an applicable governmental agency or authority of the necessity to take such action, in which event Seller shall provide notice of the same to Purchaser.

(6)No Liens. Seller shall own the Premises free and clear of all liens, security, interests, mortgages, deeds of trust, claims, encumbrances, and rights of others, except for the Permitted Exceptions (defined below) or ascertainable monetary liens which shall be released by Seller at the time of Closing.

(7)Exclusivity. Seller shall not list the Premises with any broker or otherwise solicit or make or accept any offers to sell the Premises, engage in any negotiations with any third party with respect to the sale or other disposition of the Premises, or enter into any contracts or agreements (whether binding or not) regarding any disposition of the Premises.

(8)Development Plan Cooperation. Seller shall reasonably cooperate, at Purchaser’s sole cost and expense, with Purchaser’s reasonable requests and activities in connection with Purchaser’s proposed development of the Premises.

(9)Updated Information. Seller shall promptly notify Purchaser of any change in the condition of the Premises or of the occurrence of any event or

ACTIVE 61176122v9

circumstance of which Seller becomes actually aware which either: (i) adversely affects the Premises; or (ii) makes any representation or warranty of Seller under this Agreement untrue, inaccurate or incorrect in any material respect as of the date made, including, without limitation, that no defaults exist under any Cell Tower Lease.

8.Access to Premises Prior to Closing. At any time prior to the Closing Date, upon not less than 24 hours advance notice to Seller, Purchaser and its agents, representatives, employees, planners, designers, consultants, and contractors (collectively, the “Purchaser Parties”) may, subject to Section 5(a) above, inspect the Premises in the least invasive manner possible for such purposes as Purchaser may reasonably require. The Purchaser Parties may also, subject to Section 5(a) above, enter upon the Premises (y) for the purpose of the Inspections referenced in Section 5(a) and (z) for such other matters as may be reasonably required by Purchaser. If and to the extent that the Purchaser Parties enter upon the Premises during the course of such inspections, Purchaser shall maintain and shall cause each of the other Purchaser Parties entering the Premises to maintain and have in effect commercial general liability insurance with (i) limits of not less than $1,000,000 per occurrence for personal injury, including bodily injury and death, and property damage, and (ii) Seller, Hotel Manager and/or any other Seller Parties (as defined below) reasonably requested named as an additional insured. Purchaser shall deliver to Seller a copy of the certificates of insurance effectuating the required insurance before any of the Purchaser Parties enter upon the Premises. Purchaser agrees to indemnify, defend and hold Seller, Manager, and each of their respective affiliates, agents, representatives, employees, planners, designers, consultants, and contractors (the foregoing, individually or collectively, as the context may require, the “Seller Parties”) harmless from and against all third-party loss, liability, damage and costs incurred by any Seller Parties that is caused by the Purchaser Parties as a result of their entry on the Premises, and agrees following any such entry to promptly repair the Premises in substantially the same condition as it was prior to such entry. In no event shall Purchaser’s indemnification obligations apply to any loss, liability, damage and costs that results from or arises out of the gross negligence or willful misconduct of Seller or its agents, representatives, employees, planners, designers, consultants, and contractors, or any discovery of an existing condition at the Premises.

9.AS IS SALE. BY CLOSING THIS TRANSACTION, PURCHASER WILL BE DEEMED TO HAVE ACKNOWLEDGED AND AGREED THAT (i) IT HAS BEEN GIVEN A FULL OPPORTUNITY TO INSPECT AND INVESTIGATE EACH AND EVERY ASPECT OF THE PROPERTY, EITHER INDEPENDENTLY OR THROUGH AGENTS OF PURCHASER’S CHOOSING, AND PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING THE PROPERTY ON AN “AS IS, WHERE IS WITH ALL FAULTS” BASIS AND THAT, EXCEPT WITH RESPECT TO SELLER’S REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, REPRESENTATIVES, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY; (II) SELLER SHALL NOT BE OBLIGATED TO DO ANY RESTORATION, REPAIRS OR OTHER WORK OF ANY KIND OR NATURE WHATSOEVER ON THE PROPERTY; AND (III) NO PATENT OR LATENT CONDITION AFFECTING THE

ACTIVE 61176122v9

PROPERTY IN ANY WAY, WHETHER OR NOT KNOWN OR DISCOVERABLE OR DISCOVERED AFTER THE CLOSING DATE, SHALL AFFECT PURCHASER’S OBLIGATION TO PURCHASE THE PROPERTY OR TO PERFORM ANY OTHER ACT OTHERWISE TO BE PERFORMED BY PURCHASER UNDER THIS AGREEMENT, NOR SHALL ANY SUCH CONDITION GIVE RISE TO ANY ACTION, PROCEEDING, CLAIM OR RIGHT OF DAMAGE OR RESCISSION AGAINST SELLER.

10.Closing.

(a)Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall be accomplished through the escrow referred to in Section 10(b) below and shall take place on the date which is the earlier to occur of (i) thirty-five (35) days after the expiration of the Due Diligence Period or (ii) thirty-five (35) days after Purchaser provides written notice of its election to proceed to Closing (the “Closing Date”).

(b)Closing Escrow. On or prior to the Closing Date, the parties shall establish the usual form of deed and money escrow with Escrow Agent. Each legal counsel for the respective parties is hereby authorized to deliver closing instruction letters to Escrow Agent in accordance with normal practice in Raleigh, North Carolina.

11.Conditions to Purchaser’s Obligation to Close. Purchaser shall not be obligated to proceed with the Closing if this Agreement shall have been previously terminated pursuant to any other provision hereof, and unless and until each of the following conditions has been fulfilled or waived in writing by Purchaser:

(a)Hotel Agreements. Seller shall have caused all Hotel Agreements to be terminated as of the Closing Date and delivered evidence thereof to Purchaser;

(b)Hotel Operations. Seller shall have wound down and ceased all Hotel operations, including, without limitation, terminating all Hotel employees, at no cost, liability or expense to Purchaser;

(c)Lease Terminations and Contract Terminations. To the extent reasonably requested by Purchaser in advance, (i) Lease Termination Agreements for all Leases (other than the Cell Tower Leases) have been fully executed and evidence thereof delivered to Purchaser and (ii) evidence of termination of all Contracts affecting the Premises or any portion thereof;

(d)Title Policy. At Closing, the Escrow Agent shall have issued the Title Policy (defined below) to Purchaser (provided that the Title Policy may be delivered after the Closing Date if, as of the Closing Date, Escrow Agent issues a currently effective, duly executed “marked-up” Title Commitment and irrevocably commits in writing (which may be via email) to issue the Title Policy in the form of the proforma Title Policy approved by Purchaser prior to the expiration of the Due Diligence Period); and

(e)Estoppels. Seller shall use commercially reasonable efforts to obtain from each tenant under a Cell Tower Lease an estoppel certificate (such certificate, a “Cell

ACTIVE 61176122v9

Tower Estoppel”) dated no earlier than thirty (30) days prior to Closing for the benefit of Purchaser or its designee(s) and executed by such tenant providing that such Cell Tower Lease is in full force and effect and has not been amended or modified in any respect, and that such estoppel certificate shall not identify any default or adverse matter and shall confirm that no amounts are owed by Seller to such tenant. Purchaser acknowledges and agrees that any estoppel certificate delivered by a tenant under a Cell Tower Lease which complies with such applicable Cell Tower Lease shall constitute a Cell Tower Estoppel. Seller shall use good faith efforts to deliver such estoppel certificates no later than three (3) Business Days prior to Closing. In the event that the tenant estoppel certificate identifies any conditions which such tenant properly requires Seller to correct, then Seller may (or Purchaser may elect to) adjourn Closing for up to fifteen (15) days for Seller to correct the condition identified on the Cell Tower Estoppel to the satisfaction of such tenant. Notwithstanding anything contained in this Agreement to the contrary, (y) Seller’s failure to obtain any Cell Tower Estoppel shall in no instance constitute a default by Seller under this Agreement, provided that Seller used commercially reasonable efforts to obtain the same and (z) the delivery of any Cell Tower Estoppel shall not be a condition to closing hereunder.

In the event that any of the foregoing conditions (other than, for the avoidance of doubt, Section 11(e)) shall not have been fulfilled (or waived by Purchaser, in Purchaser’s sole and absolute discretion) on or before the time for Closing hereunder (or as may be extended by Seller or Purchaser pursuant to Section 11(e)), then Purchaser may elect, upon written notice to Seller, to terminate this Agreement, in which event (i) the Earnest Money (less the Independent Consideration) shall promptly be returned to Purchaser by Escrow Agent, (ii) if any of the conditions set forth in in Sections 11(a) – (c) have not been fulfilled, subject to the limitations contained in Section 20 below, Seller shall promptly reimburse Purchaser for Purchaser’s reasonable third-party costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated herein, and, (iii) except for the provisions of this Agreement that expressly survive Closing or earlier termination of this Agreement, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof.

12.Title Insurance.

(a)Title Commitment. Purchaser shall promptly, at its sole cost and expense, order a current commitment (the “Title Commitment”) from the Title Company, together with all of the underlying documentation described in such Title Commitment, for an owner’s title insurance policy, dated as of the Closing Date, in the full amount of the Purchase Price, the form of which shall be the most current form American Land Title Association Owner’s Policy, subject only to the Permitted Exceptions (the “Title Policy”).

As used herein, “Permitted Exceptions” shall mean: (1) any exception arising out of an act of Purchaser, its independent contractors and/or any other Purchaser Parties; (2) zoning and subdivision ordinances and regulations; (3) the specific exceptions in the proforma Title Policy (or, if no such proforma Title Policy is received, the exceptions in the Title Commitment that the Title Company has not agreed to insure over or remove from the Title Commitment) prior to the expiration of the Due Diligence Period (specifically excluding

ACTIVE 61176122v9

Seller Encumbrances); (4) items shown on the Survey which have not been removed prior to the Closing Date (specifically excluding Seller Encumbrances); and (5) real estate taxes and assessments not yet due and payable.

(b)Survey. Purchaser shall order, at its sole cost and expense, a current ALTA/NSPS Land Title Survey of the Premises prepared by a Registered Public Surveyor or Professional Engineer (the “Survey”).

(c)Purchaser Review. Prior to the expiration of the Due Diligence Period, Purchaser shall review title to the Premises as disclosed by the Title Commitment and the Survey and satisfy itself as to the availability from Escrow Agent of the Title Policy and all requested endorsements to such Title Policy.

(d)Seller Encumbrances. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, Seller shall have no obligation to remove or cure title objections, except for the following (collectively, “Seller Encumbrances”): (1) liens of an ascertainable amount, which liens Seller shall cause to be (x) released on or prior to the Closing Date, (y) bonded over or (z) affirmatively insured over by Title Company, (2) real estate tax liens, other than liens for taxes and assessments not yet delinquent, (3) any exceptions or encumbrances to title that relate to leases, licenses or occupancy agreements with respect to the Premises other than the Cell Tower Leases (if any), and (4) any exceptions or encumbrances to title which are created by Seller after the Contract Date without Purchaser’s consent (which, for the avoidance of doubt, such consent obligation excludes those resulting from actions Seller is required to take in order to comply with laws, codes, regulations or ordinances affecting the Premises, which actions do not require Purchaser’s consent), such consent may be granted or withheld in Purchaser’s sole discretion. Seller shall cause the Premises to be conveyed to Purchaser at Closing free and clear of all Seller Encumbrances, and subject only to the Permitted Exceptions. With respect to any other objections which Purchaser may have (other than Seller Encumbrances), Seller shall notify Purchaser in writing within five (5) Business Days after receipt of written objections from Purchaser as to which of such objections it elects to cure, if any. Seller’s failure to respond shall be deemed to be an election not to cure matters which it is not required to remove hereunder. In addition, Seller shall provide Title Company with such commercially reasonable affidavits, personal undertakings and title indemnities (collectively, an “Owner’s Affidavit”) as Title Company may require in order to the issue the Title Policy or any endorsements to the Title Policy and remove the standard “mechanics lien” and “GAP” exceptions.

13. Seller Closing Deliveries. At Closing, Seller shall deliver to Purchaser possession of the Premises and the improvements located thereon, free and clear of any tenants, occupants and/or rights of possession except for the Cell Tower Leases, and shall deliver or cause to be delivered to Purchaser through escrow each of the following instruments, documents and other items:

(a)Deed. The Deed, in the form attached hereto as Exhibit B.

ACTIVE 61176122v9

(b)FIRPTA. An affidavit, in the form attached hereto as Exhibit D, stating Seller’s U.S. taxpayer identification number and that Seller is a “United States person”, as defined by Internal Revenue Code Section 1445(f)(3) and Section 7701(b).

(c)Owner’s Affidavit. The Owner’s Affidavit.

(d)Bill of Sale. The Bill of Sale, in the form attached hereto as Exhibit H.

(e)Certificate of Representations and Warranties. The Seller Certificate of Representations and Warranties referred to in Section 6(c) above.

(f)Assignment of Contracts, Leases and Intangible Property. The Assignment of Contracts, Leases and Intangible Property, in the form attached hereto as Exhibit G, assigning the Contracts to the extent Purchaser does not elect to terminate such Contracts in accordance with Section 7(a), and the Intangible Property to Purchaser.

(g)North Carolina 1099-S. If applicable, a North Carolina NC-1099NRS, Report of Sale by Nonresidents.

(h)Notice to Cell Tower Lease Tenants. Notices of disposition of the Premises to each tenant under the Cell Tower Leases, substantially in the form attached hereto as Exhibit I (the “Cell Tower Tenant Notices”).

(i)Lease Termination Agreements and Contract Terminations.  The terminations referenced in Section 11(c) and, if applicable, Section 7(a)(1) above.

(j)Books and Records; Keys. Seller shall deliver possession of all books and records in Seller’s possession other than Excluded Property, in accordance with and subject to any privacy Laws or regulations, and all keys, including, without limitation, keys for all security systems, rooms and offices.

(k)Other Deliveries. Such other declarations, affidavits, documents or instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

14.Purchaser Closing Deliveries. At or prior to Closing, Purchaser shall deliver or cause to be delivered through escrow to Seller each of the following instruments, documents and amounts:

(a)Purchase Price. The Purchase Price, less a credit for the Earnest Money, subject to further adjustment and proration as provided in this Agreement, by wire transfer of immediately available federal funds.

(b)Certificate of Representations and Warranties. The Purchaser Certificate of Representations and Warranties referred to in Section 6(c) above.

(c)Assignment of Contracts, Leases and Intangible Property. A counterpart signature to the Assignment of Contracts, Leases and Intangible Property.

ACTIVE 61176122v9

(d)Notice to Cell Tower Lease Tenants. A counterpart signature to the Cell Tower Tenant Notices.

(e)Other Documents. Such other declarations, affidavits, documents or instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

15.Joint Closing Deliveries. At Closing, Purchaser and Seller shall deliver or cause to be delivered each of the following instruments and documents:

(a)Closing Instruction Letters. Closing Instruction Letters (as described in Section 10(b)).

(b)Settlement Statement. A fully executed settlement statement.

16.Pro-rations and Adjustments.

(a)Adjustment Date. At the Closing, the following items of revenue and expense shall be adjusted and apportioned in cash as of 11:59 p.m. (CT) on the day preceding the Closing Date (the “Adjustment Date”):

(1)Taxes and Assessments. Any applicable real estate and other ad valorem taxes, assessments, personal property or use taxes, on an accrual basis (based on Seller and Purchaser’s period of ownership of the Premises) on the basis of the latest available figures as of the Adjustment Date.

(2)Reserved.

(3)Utility Charges. Any water, electricity, sewer, gas, and other similar utility charges, on an accrual basis (based on Seller and Purchaser’s period of ownership of the Premises), on the basis of, to the extent practicable, final meter readings and final invoices.

(4)Cell Tower Leases. All amounts due from tenants to Seller, as landlord under the Cell Tower Leases (“Cell Lease Rent”) previously paid to, or collected by, Seller as landlord under the Cell Tower Leases and attributable to any period following the Closing Date shall be prorated as of the Closing Date. Any prepaid Cell Lease Rent for the period following the Closing Date shall be paid over by Seller to Purchaser. Cell Lease Rent due prior to the Closing Date but not collected on or before the Closing Date shall not be prorated (and Seller shall not receive credit for any such delinquent rent).  All unpaid Cell Lease Rent collected by Purchaser after Closing shall first be applied to such Cell Lease Rent as is then due for the current month, then to month in which Closing occurs and prorated appropriately, and then to Seller as to all Cell Lease Rent which is then due for the month(s) preceding the Closing.  Seller shall have no right to commence an action against any tenant under the Cell Tower Leases subsequent to the Closing Date of any kind or nature or otherwise pursue any such tenant in any manner with respect to delinquent rents or similar payments attributable to the period prior to the Closing

ACTIVE 61176122v9

Date and agrees that its sole right in respect of Cell Lease Rent that pertains to the period prior to the Closing Date shall be the right to receive payments made by Purchaser pursuant to this Section 16(a)(4).

(5)Excluded Property; Hotel Matters. There shall be no prorations on the Excluded Property or any retail sales, hotel/motel sales, use, occupancy and liquor taxes and like impositions with respect to the use and operation of the Hotel. Seller shall be responsible for any and all charges, costs, expenses and liabilities with respect to such matters, and this obligation shall survive the Closing; provided, that if Purchaser elects to operate the Premises as a hotel after Closing, any retail sales, hotel/motel sales, use, occupancy and liquor taxes and like impositions with respect to the use and operation of such hotel and first arising after the Closing shall be the responsibility of Purchaser (and this obligation shall survive the Closing).

(b)Preliminary Closing Statement. Not later than the third (3rd) Business Day prior to the Closing, Seller shall prepare and deliver to Purchaser a draft settlement statement (the “Preliminary Closing Statement”) setting forth the adjustments and prorations to the Purchase Price as set forth in Section 16(a) or any other provisions of this Agreement. Purchaser shall review the Preliminary Closing Statement and, not later than two (2) Business Days prior to the scheduled Closing, Purchaser shall furnish to Seller any comments which Purchaser may have with respect thereto, or any objection it may have to the amounts shown thereon, together with its reasons for such objection. Thereafter, Seller and Purchaser (each acting reasonably and in good faith) shall resolve, prior to Closing, any disagreement with respect to such Preliminary Closing Statement. Seller and Purchaser shall cause the information set forth in the Preliminary Closing Statement to be updated with actual information available as of the Closing Date (and the respective employees, agents or representatives of both Seller and Purchaser shall participate in conducting any necessary inventories and compiling and verifying any necessary information as of the Closing, including any utility meter readings, for purposes of updating the Preliminary Closing Statement).

(c)Re-Prorations. If any prorations are based on estimated amounts, then after Closing, Seller and Purchaser shall true-up based on the actual amounts within thirty (30) days after such amounts are known, but in no event later than twelve (12) months after Closing.

(d)Survival. This Section 16 shall survive the Closing.

17.Default; Termination.

(a)Purchaser Default. If the Closing fails to occur as a result of any default by Purchaser, then provided Seller is not in default, Seller’s sole remedy shall be to terminate this Agreement by giving written notice thereof to Purchaser if such non-monetary default and, if such default is non-monetary, the same is not cured after five (5) days written notice to Purchaser, whereupon, the Earnest Money shall be delivered to Seller by the Escrow Agent and retained by Seller as liquidated damages as Seller’s sole and exclusive remedy, and neither party shall have any further liability or obligation to the other except for

ACTIVE 61176122v9

obligations of Purchaser that expressly survive the termination of this Agreement. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, Purchaser shall not have any right to cure any monetary default. The parties acknowledge and agree that Seller’s actual damages in the event of Purchaser’s default are uncertain in amount and difficult to ascertain and that said amount of liquidated damages was reasonably determined.

(b)Seller Default. If the Closing fails to occur as a result of any default by Seller, then provided Purchaser is not in default, Purchaser may, if such default is not cured after five (5) days written notice to Seller, in its sole and absolute discretion, either:

(1)Terminate. Terminate this Agreement, whereupon the Earnest Money (less the Independent Consideration) shall be promptly returned to Purchaser by Escrow Agent, and Seller shall, subject to the limitations contained in Section 20 below, promptly reimburse Purchaser for Purchaser’s reasonable third-party costs and expenses (including reasonable attorneys’ fees), and after Purchaser has received all such amounts, neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement; or

(2)Specific Performance. Assert and seek judgment against Seller for specific performance; however, any action for specific performance must be filed and served upon Seller within thirty (30) days after Seller’s default, otherwise Purchaser shall be deemed to have elected to proceed in accordance with Section 17(b)(1) above.

(c)Specific Performance Unavailable. Notwithstanding the foregoing, if specific performance of Seller’s obligation to convey the Premises is not available to Purchaser due to an intentional act of Seller (e.g., Seller has sold the Premises to another party), then, in addition to terminating this Agreement (whereupon the Earnest Money, less the Independent Consideration, shall be promptly returned to Purchaser by Escrow Agent), Purchaser may seek all damages (such damages, the “Losses”) against Seller, and after Purchaser has received all such amounts, neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

(d)Limitation of Seller’s Post-Closing Liability. Notwithstanding anything contained herein to the contrary, (i) Purchaser shall have no right to bring a claim under this Agreement unless the aggregate amount of Purchaser’s Losses exceeds Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (the “Liability Basket”), it being understood that if the Losses exceed the Liability Basket, Seller shall be liable from the first dollar of such Losses; (ii) in no event shall the liability of Seller with respect to any and all such claim(s) exceed in the aggregate an amount equal to Eight Hundred Thousand and 00/100 Dollars ($800,000.00); and (iii) Purchaser shall deliver a written notice to Seller with respect to such claim by not later than within thirty (30) days after the expiration of the Survival Period to commence a legal proceeding against Seller in a court of competent jurisdiction within thirty (30) days thereafter. For avoidance of confusion, the foregoing

ACTIVE 61176122v9

limitation shall in no event apply to liabilities arising under Sections 6(a)(9), 6(a)(10), 6(a)(11), 16, 19 or 21 of this Agreement.

(e)Survival. This Section 17 shall survive the termination of this Agreement.

18.Expenses.

(a)Seller Expenses. At Closing, Seller shall pay (i) one-half of any escrow or closing charges, (ii) the recording fees and documentary fees related to any corrective instruments or Seller Encumbrances, (iii) all transfer, recordation taxes (and filing and recording charges related thereto) and excise taxes, if any, due or payable to the Wake County Register of Deeds Office or to any other governmental authority by reason of the transactions that are the subject of this Agreement, and (iv) all of the sales, use, or similar taxes and assessments based upon, or arising out of, transactions contemplated by this Agreement (excluding any income or capital gains tax assessed against Seller based upon any income or gain recognized by Seller).

(b)Purchaser Expenses. At Closing, Purchaser shall pay: (i) the premium for the Title Policy with extended coverage and all charges and expenses relating to any endorsements to the Title Policy (unless such endorsements are related to Seller Encumbrances), (ii) one-half of any escrow or closing charges charged by Escrow Agent, (iii) the recording and documentary fees incurred in connection with the Deed, (iv) all costs related to Purchaser’s acquisition financing, (v) all charges and expenses relating to the Survey, and (vi) any brokerage commission payable to Purchaser’s Broker (defined below).

(c)Professional Fees. Each of Seller and Purchaser shall be responsible for its respective attorney and other professional fees incurred in connection with the preparation and execution of this Agreement and the consummation of the Closing.

(d)Other Customary Costs. All other costs, charges, and expenses shall be borne and paid as provided in this Agreement, or in the absence of such provision, in accordance with local custom in Raleigh, North Carolina.

19.Intermediaries. Except with respect to Geoff Loftin of APG Advisors (“Purchaser’s Broker”), Seller represents to Purchaser, and Purchaser represents to Seller, that there is no broker, finder, or intermediary of any kind with whom such party has dealt in connection with this transaction. If any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party, which obligation shall survive Closing.

20.Seller Obligations.

(a)Limitation of Seller’s Pre-Closing Liability. Notwithstanding anything in this Agreement to the contrary (i) Purchaser shall have no right to bring a claim for reimbursement unless the aggregate amount of such reimbursement exceeds Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the “Basket”), it being understood that if a

ACTIVE 61176122v9

reimbursement obligation exceeds the Basket, Seller shall be liable from the first dollar; (ii) in no event shall the liability of Seller with respect to any and all such reimbursement claim(s) pursuant to this Agreement exceed in the aggregate an amount equal to Four Hundred Thousand and No/100 Dollars ($400,000.00); and (iii) Purchaser shall deliver notice to Seller with respect to any such reimbursement claim not later than ten (10) days after the date such reimbursement claim arose.

(b)Notwithstanding anything in this Agreement to the contrary, if, prior to the Closing, Purchaser obtains knowledge of any inaccuracy or breach of (I) Seller’s representations and warranties or (II) Seller’s covenant contained in this Agreement and nonetheless proceeds with and consummates the Closing (a “Purchaser Waived Breach”), then Purchaser shall be deemed to have waived and forever renounced any right to assert a claim or cause of action for damages under this Agreement, or any other claim or cause of action under this Agreement, at law or in equity on account of such Purchaser Waived Breach. For the purposes of this Section 20(b), Purchaser’s “knowledge” shall mean actual knowledge, but shall include its knowledge of any information disclosed or referenced (x) in this Agreement (including all schedules and exhibits attached hereto, as such schedules and exhibits may be updated from time to time in accordance with the terms and subject to the conditions of this Agreement), (y) in the Property Information or (z) in any Property Information not listed on Exhibit C but delivered to Purchaser in accordance with Section 5(b).

(c)Notwithstanding anything herein to the contrary, and for the avoidance of doubt, in no event shall either party or any of its agents, officers, directors, managers, representatives and/or employees be liable for any punitive, consequential or special damages other than pursuant to Section 17(c).

(d)The provisions of this Section 20 shall survive the Closing.

21.Hotel Employees.

(a)Termination. Seller shall, or shall cause Hotel Manager to, terminate or arrange for the termination of all Hotel employees to be effective as of the Closing and shall, or shall cause Hotel Manager to, pay (i) to Hotel employees all earned and vested wages, severance pay, bonuses, benefits and other compensation under and in accordance with Hotel Manager’s employment policies (including earned and vested but not taken vacation days of any Hotel employee but excluding any sick leave or personal days) that any Hotel employee is owed through termination pursuant to statute or contract; and (ii) all payroll and other employment taxes that are due with respect to any Hotel employees.

(b)Employee Liabilities. Seller shall be solely responsible for complying or causing compliance with all applicable laws relating to Hotel employees, including compliance with any applicable provisions of the WARN Act. Seller shall indemnify, defend and hold Purchaser and its direct and indirect owners, partners, members, officers, employees and affiliates harmless from all losses, costs, damages, expenses (including court costs and reasonable attorneys’ fees) and liabilities arising out of any claim, requirement or award by or to any employee of Seller relating to course of employment,

ACTIVE 61176122v9

working conditions, wages and/or compensation, or violation of any applicable laws relating to employment, or any other employment-related matters related to the Premises.

(c)Survival. The provisions of this Section 21 shall survive the Closing for the applicable statutory period. In connection therewith, at all times during such statutory period (or, if any notice of a claim is delivered to Seller during the statutory period, until such claim is fully resolved), Seller shall or shall cause its corporate parent to maintain (in a manner that allows Seller to access such funds) liquid assets reasonably sufficient to satisfy any claims pursuant to this Section 21.

22.Condemnation. If, prior to Closing, a condemnation proceeding is commenced or threatened against the Premises in writing by a governmental or quasi-governmental agency with the power of eminent domain, the result of which will be either (i) a taking of any net rentable area of the Premises, (ii) a material and adverse effect on access to the Premises, or (iii) a reduction of the number of parking spaces below applicable requirements (such proceeding, a “Condemnation”), then:

(a)Termination Option. Purchaser may elect, within ten (10) days from and after said notice of Condemnation, by written notice to Seller, to terminate this Agreement, and if necessary the time of Closing shall be extended to permit such election. If Purchaser elects to terminate this Agreement, then the Earnest Money, less the Independent Consideration, shall be returned to Purchaser by Escrow Agent, and, except for the provisions of this Agreement that expressly survive Closing or earlier termination of this Agreement, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof; or

(b)Awards. In the event Purchaser does not timely elect to terminate pursuant to Section 22(a) above, then this Agreement shall not terminate, and if the Closing occurs then the Purchase Price shall not be reduced because of such Condemnation; provided, that, at Closing, Seller shall assign to Purchaser, subject to Seller’s right to receive reimbursement for its reasonable out-of-pocket costs and expenses incurred in connection with such Condemnation and receipt of such Condemnation award, its rights in any Condemnation award to be paid to Seller in connection with such Condemnation.

23.Casualty.

(a)Notice. Seller shall give Purchaser prompt notice of any fire or other Material Casualty (as defined below) affecting the Premises between the Contract Date and the Closing. Purchaser or its designated agents may enter upon the Premises from time to time during normal business hours and upon advance notice to Seller in accordance with this Agreement for the purpose of inspecting any such Material Casualty.

(b)Termination Option. If, prior to the Closing, the Premises is damaged by a fire or other casualty that would (y) cost more than $420,000 to repair or (z) materially and adversely affect Purchaser’s operation of the Premises (the foregoing, a “Material Casualty”), then in such event, Purchaser may, at its option, elect to terminate this Agreement by providing written notice to Seller within (i) twenty (20) days after the date

ACTIVE 61176122v9

of Seller’s notice to Purchaser of the Material Casualty or (ii) five (5) Business Days prior to the Closing, whichever is earlier. If Purchaser elects to terminate this Agreement, then the Earnest Money, less the Independent Consideration, shall be returned to Purchaser by Escrow Agent, and, except for the provisions of this Agreement that expressly survive Closing or earlier termination of this Agreement, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof.

(c)Insurance Proceeds. If, prior to the Closing, the Premises is damaged by a fire or other casualty that would cost less than $420,000 to repair, or does not material and adversely affect Purchaser’s operation of the Premises (a “Non-Material Casualty”) (or if Purchaser does not timely make its election to terminate this Agreement pursuant to Section 23(b) above), then this Agreement shall not terminate and upon the Closing there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds actually collected by Seller as a result of such damage, plus the amount of any insurance deductible, less any reasonable sums expended by Seller toward the collection of such proceeds.  If the insurance proceeds have not been collected as of the Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to the deductible amounts under such insurance policies, such proceeds shall be assigned to Purchaser, except to the extent needed to reimburse Seller for sums expended to collect such proceeds, and Seller shall retain the rights to such proceeds to such extent provided that Seller shall cooperate as reasonably requested by Purchaser following the Closing to assign any such insurance proceeds to Purchaser (which obligation shall survive the Closing).

24.General Provisions.

(a)Entire Agreement. This written Agreement, including all Exhibits attached hereto and documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained herein.

(b)Amendments in Writing. This Agreement may be amended only by a written amendment subsequently executed by all of the parties hereto.

(c)Waiver. No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

(d)Time of the Essence. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, any date for performance falling on a Saturday, Sunday or holiday when banks are not open for business in Chicago, Illinois shall be deemed to refer to the next “Business Day” (being the next day which is not a Saturday, Sunday, or such holiday).

(e)Severability. In the event that any provision of this Agreement shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary

ACTIVE 61176122v9

to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.

(f)Headings. Headings of sections are for convenience of reference only and shall not be construed as a part of this Agreement.

(g)Successors and Assigns. Purchaser shall not assign this Agreement without the prior written consent of Seller, which consent may be granted, conditioned or withheld in its sole and absolute discretion; provided, that, notwithstanding the foregoing, Purchaser may assign this Agreement to any person or entity that is an affiliate of Purchaser or co-controlled by Purchaser, or any entity that is an affiliate of, or co-controlled by, the direct or indirect owners or principals of Purchaser without Seller’s consent. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefits of the parties hereto, and successors, and assigns.

(h)Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed, or sent by Federal Express, UPS or other recognized overnight courier service for next Business Day delivery (in each case, to the extent also sent by electronic mail), or sent only by electronic mail, to the parties as follows:

IF TO SELLER:

Raleigh Hotel Associates, LLC

c/o Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

Attention: Scott M. Kucinski

Email: scottkucinski@sotherlyhotels.com

with a copy to:

Frost Brown Todd LLC

400 West Market Street, Suite 3200

Louisville, Kentucky 40202

Attention: Geoffrey White

Email:  gwhite@fbtlaw.com

IF TO PURCHASER:

CS Acquisition Vehicle, LLC

1643 N Milwaukee Avenue, 5th Floor

Chicago, Illinois 60647

Attn: Adam Grant and Joe Gatto

Email: adamg@corespaces.com; joeg@corespaces.com

ACTIVE 61176122v9

with a copy to:

Greenberg Traurig LLP
77 W. Wacker Drive, Suite 3100
Chicago, Illinois 60601
Attn: Michael Baum and Benjamin Householder Email: baumm@gtlaw.com; householderb@gtlaw.com

If to Escrow Agent:

Stewart Title Guaranty Company

10 S. Riverside Plaza, Suite 1450

Chicago, Illinois 60606

Attn: Martha M. Chaparro

Email: Martha.Chaparro@stewart.com

or to such additional or other persons, at such other address or addresses as may be designated by notice from Purchaser or Seller, as the case may be, to the other. Notice given by electronic mail shall be followed by notice given by an alternate means of permitted notice. Notice shall be deemed given and received on the date on which the notice is actually received (or rejected or returned to sender as undeliverable), whether notice is given by electronic mail, personal delivery, overnight courier or by mail. Notices may be provided by counsel to Purchaser and Seller on their behalf.

(i)Governing Law. This Agreement shall be governed by the internal laws of the State of North Carolina.

(j)Counterparts; Faxed and E-Mail Signatures. This Agreement may be executed in multiple counterparts all of which taken together shall constitute one executed original. For purposes of executing this Agreement, any signed document transmitted by facsimile machine or a PDF document transmitted by email transmission shall be considered as an original signature and shall be considered to have the same binding legal effect as an original document. At the request of any party, any document transmitted by facsimile or email shall be re-executed by the applicable parties in an original form, it being agreed that the failure by any party to so re-execute such document shall not affect the binding legal effect of such document.

(k)Attorneys’ Fees. In the event of any action or proceeding brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover all costs and expenses including its third-party attorneys’ fees in such action or proceeding in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision.

(l)Construction. This Agreement shall not be construed more strictly against Purchaser merely by virtue of the fact that the same has been prepared by Purchaser or its

ACTIVE 61176122v9

counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement. All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders and any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

(m)Reporting Obligations. Seller and Purchaser hereby designate the Escrow Agent to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045‑4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. Seller, Purchaser and Escrow Agent shall execute at Closing a Designation Agreement prepared by Purchaser’s counsel and in form reasonably acceptable to Seller designating the Escrow Agent as the reporting person with respect to the transaction contemplated by this Agreement.

(n)Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to the Property and/or the operation and management of the Premises, whether obtained before or after the execution and delivery hereof, and shall not use such data or information for purposes unrelated to this Agreement or disclose the same to others except as expressly permitted hereunder. The preceding sentence shall not be construed to prevent Purchaser from disclosing to its prospective lenders or investors, or to its officers, directors, managers, members, attorneys, accountants, architects, engineers and consultants, data and information to perform their designated tasks in connection with Purchaser’s inspection of the Premises, provided that Purchaser (y) advises any such party of the confidential nature of the information disclosed and (z) shall be responsible for a violation of the foregoing confidentiality provisions by any such party. Seller, Purchaser and their respective representatives shall hold in strictest confidence this Agreement and the terms and conditions contained herein. However, neither party shall have this obligation concerning information which: (a) is published or becomes publicly available through no fault of either the Purchaser or Seller; (b) is rightfully received from a third party without a duty of confidentiality; or (c) is required to be disclosed by law. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall destroy or promptly return to Seller, at Purchaser’s sole cost and expense, any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transactions contemplated hereby, including, without limitation, all Property Information, and certify the same to Seller. In the event of a breach or threatened breach by Purchaser or Seller or its agents, consultants and/or lenders of this paragraph, Seller or Purchaser, as applicable, shall be entitled to an injunction restraining the breaching party from disclosing, in whole or in part, such confidential information. The provisions of this Section 24(n) shall survive the termination of this Agreement.

(o)1031 Exchange. Seller and/or Purchaser may, for the purpose of treating all or part of its sale or acquisition of the Premises as a like-kind exchange of property under Section 1031 of Code, assign certain rights that it has under this Agreement, including its right to sell or acquire the Premises pursuant to this Agreement, to one or more qualified intermediaries, and to provide notice of such assignment to the other party, provided that

ACTIVE 61176122v9

no such assignment shall release the assigning party from its obligations hereunder and no such assignment shall delay the Closing hereunder. The non-assigning party shall not incur any costs in connection with such exchange. The assigning party agrees to save, indemnify, protect and defend the other party (with counsel reasonably satisfactory to such other party) from and against and hold the other party harmless from any and all expenses and/or liabilities arising from such assignment and exchange and the other party shall not be required to take title to any other property. The provision of this Section 24(o) shall survive the Closing.

(p)Further Assurances. From the Contract Date until the Closing or earlier termination of this Agreement, Seller and Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction described in this Agreement, including, without limitation, (i) obtaining all necessary consents, approvals and authorizations required to be obtained from any governmental authority or other person under this Agreement or applicable laws, and (ii) effecting all registrations and filings required under this Agreement or applicable laws. After the Closing, Seller and Purchaser shall use commercially reasonable efforts (at no cost or expense to such party, other than any de minimis cost or expense or any cost or expense which the requesting party agrees in writing to reimburse) to further effect the transactions contemplated in this Agreement. The immediately preceding sentence of this Section 24(p) shall survive the Closing.

25.Duties of Escrow Agent. Prior to the expiration of the Due Diligence Period, Escrow Agent shall be entitled to rely upon instructions given solely by Purchaser with respect to the Earnest Money. After the expiration of the Due Diligence Period, all instructions to the Escrow Agent must be jointly delivered by Seller and Purchaser. The sole duties of Escrow Agent shall be those described in this Agreement and Escrow Agent shall be under no obligation to determine whether the other parties to this Agreement are complying with any requirements of law or the terms and conditions of any other agreements among said parties. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any notice, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties, consistent with reasonable due diligence on the Escrow Agent’s part. The Escrow Agent shall have no duty or liability to verify any such notice, consent order or other document, and its sole responsibility shall be to act as expressly set forth in this Agreement. Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement. If any dispute arises with respect to the disbursement of any monies, Escrow Agent may continue to hold the same pending resolution of such dispute, and the parties to this Agreement hereby indemnify and hold harmless Escrow Agent from any action taken by it in good faith in the execution of its duties under this Agreement. Escrow Agent and its respective representatives shall hold in strictest confidence this Agreement and the terms and conditions contained herein. The provisions of this Section 25 shall survive the termination of this Agreement.

[SIGNATURE PAGE FOLLOWS]

ACTIVE 61176122v9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Contract Date.

SELLER:

RALEIGH HOTEL ASSOCIATES, LLC,

a Delaware limited liability company

By:  /s/ Scott Kucinski

Name: Scott Kucinski

Its: Authorized Signatory

[Remainder of Page Intentionally Blank; Signature Pages Continue]

[Signature Page to Real Estate Sale Agreement]

PURCHASER:

CS ACQUISITION VEHICLE, LLC,

a Delaware limited liability company

By:  /s/ Brendan F. Miller

Name: Brendan F. Miller

Its: Signatory

[Remainder of Page Intentionally Blank; Signature Pages Continue]

[Signature Page to Real Estate Sale Agreement]

Signing with respect to Section 25 only:

ESCROW AGENT:

Stewart Title Guaranty Company

By: /s/ Megan Toborg

Name: Megan Toborg

Its: VP – Escrow Operations Manager

[Signature Page to Real Estate Sale Agreement]

LIST OF EXHIBITS

EXHIBIT A	DEPICTION AND LEGAL DESCRIPTION OF REAL PROPERTY
EXHIBIT B	FORM OF DEED
EXHIBIT C	PROPERTY INFORMATION
EXHIBIT D	FORM OF FIRPTA
EXHIBIT E	RESERVED
EXHIBIT F	LIST OF CELL TOWER LEASES
EXHIBIT G	FORM OF ASSIGNMENT OF CONTRACTS, LEASES AND INTANGIBLE PROPERTY
EXHIBIT H	FORM OF BILL OF SALE
EXHIBIT I	CELL TOWER TENANT NOTICE

ACTIVE 61176122v9

EXHIBIT A

DEPICTION AND LEGAL DESCRIPTION OF real property

Exhibit A – Page 1

ACTIVE 61176122v9

ACTIVE 61176122v9

EXHIBIT B

FORM OF DEED

NORTH CAROLINA)

)SPECIAL WARRANTY DEED

WAKE COUNTY)

Prepared by:	______________________________________________________________

Return to:	______________________________________________________________

Brief Description for the Index:  ____________________________

PIN: ________________________________

Excise Tax: $___________

THIS DEED made this ____ day of ________________, ______ by and between

GRANTOR RALEIGH HOTEL ASSOCIATES, LLC, a Delaware limited liability company c/o Sotherly Hotels Inc., 306 South Henry Street, Suite 100, Williamsburg, Virginia 23185	GRANTEE [_____________________], a [___________________] _______________ _______________ _______________

The designation Grantor and Grantee, as used herein, shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, that Grantor, for consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy thereof is hereby acknowledged, has and does hereby sell, grant and convey to Grantee, in fee simple, that certain real property located in the County of Wake, State of North Carolina, more fully described on Exhibit A, which is attached hereto and made a part hereof for all purposes, together with all improvements located thereon, all the tenements, hereditaments and appurtenances thereon or in anywise appertaining thereto, including easements or rights-of-way relating thereto, the rights to any street or roadway adjoining thereto, all mineral and water rights and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of Grantor, either in law or equity, of, in and to the above bargained premises (the “Property”).

ACTIVE 61176122v9

Exhibit B – Page 1

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its heirs, executors, legal representatives, successors and assigns, forever, subject to those matters set forth in Exhibit B attached hereto and made a part hereof (the “Permitted Exceptions”); and Grantor does hereby bind itself and its successors and assigns to WARRANT and FOREVER DEFEND all and singular the Property unto Grantee, its heirs, executors, legal representatives, successors and assigns, against every person whomsoever claiming or to claim the same or any part thereto by, through or under Grantor but not otherwise.

The Property hereinabove described was acquired by Grantor by instrument recorded in Book ____, Page ______, Wake County Registry.

The Property herein conveyed does not include the primary residence of Grantor.

ACTIVE 61176122v9

Exhibit B – Page 2

IN WITNESS WHEREOF, Grantor has duly executed this Deed as of the day and year first above written.

GRANTOR:

RALEIGH HOTEL ASSOCIATES, LLC,

a Delaware limited liability company

By:

Name:

Title: Authorized Signatory

STATE OF _______________)

) ss.

COUNTY OF ____________)

The foregoing instrument was acknowledged before me this ___ day of ______________, 2022, by _________________, as an authorized signatory of RALEIGH HOTEL ASSOCIATES, LLC.

Witness my hand and official seal.

[SEAL]____________________________

Notary Public

My commission expires: __________________

ACTIVE 61176122v9

Exhibit B – Page 3

EXHIBIT A

LEGAL DESCRIPTION

ACTIVE 61176122v9

Exhibit B – Page 4

ACTIVE 61176122v9

Exhibit B – Page 5

EXHIBIT B

PERMITTED EXCEPTIONS

1.	Taxes and assessments for the year 202_, and subsequent years, a lien not yet due and payable.
2.	[To be completed per the Real Estate Sale Agreement].

ACTIVE 61176122v9

Exhibit B – Page 6

EXHIBIT C

LIST OF PROPERTY INFORMATION

1.GENERAL PROPERTY DUE DILIGENCE

A.	Copy of the current title report, including the legal description and ALTA survey.
B.	Real estate tax receipts of the Premises for each of the last 3 years.

2.ENGINEERING & ENVIRONMENTAL

A.	Any and all engineering studies and environmental audits and reports including, but not limited to Phase I ESA, Phase II ESA, geotechnical reports, demolition reports, etc.
B.	Existing property condition assessment report(s) and photos.
C.	Any geotechnical studies/reports, soils reports, density tests, boring studies, etc. performed on the Premises.
D.	Any traffic impact or parking analysis studies.
E.	Any information related to protected wildlife and vegetation as it relates to the Premises and surrounding area.
F.	Information/reports about any hazardous materials that will require clean-up/remediation, including any asbestos survey’s/reports.
3.	GOVERNMENTAL & REGULATORY
A.	Copies of any agreements, orders or decrees concerning impact fees, linkage fees, exactions, adequate public facilities charges or similar fees or charges
B.

Copies of all violation notices from governing or regulatory authorities, notices of pending rezoning or land use reclassifications, and all pleadings or filings pertaining to zoning, subdivision or land use actions or proceedings

C.	Copies of any specialty licensing agreements
D.	Copies of any notices or correspondence regarding pending or threatened condemnation of the Property.
E.	ADA, FHA, ANSI and any other applicable accessibility requirements or plans to meet compliance requirements.

4.SERVICE CONTRACTS/AGREEMENTS

A.	Copies of the Hotel Management Agreement and Franchise Agreement
5.	OTHER
A.	Any and all other due diligence material relative to the Premises that Seller has commissioned or has in its possession, including any work performed on the Premises.
B.	Profit and loss statements for each of the last 2 years.
C.	Profit and loss statement for the current year to date.
D.	Information pertaining to any pending or threatened claims or litigation involving the Premises or any employee, manager, agent or Seller with respect to the Premises.
E.	Any other documentation reasonably requested by Purchaser and acceptable to Seller.

Exhibit C – Page 1

ACTIVE 61176122v9

EXHIBIT D

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code, as amended, provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee (hereinafter defined) that withholding of tax is not required upon the disposition of a United States real property interest by Raleigh Hotel Associates, LLC (the “Transferor”) to [____________] (the “Transferee”) relating to the real property described on Schedule A hereto (the “Transferred Interests”), the undersigned, being first duly sworn upon oath, does hereby depose and say that the following is true as of the [___] day of [

, 20__]:

1.The Transferor is not a foreign person; that is, the Transferor is not a nonresident alien, a foreign corporation, foreign partnership, foreign trust or foreign estate (as all such terms are defined in the Internal Revenue Code of 1986, as amended, and United States Treasury Department Income Tax Regulations in effect as of the date hereof);

2.Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3.The Transferor’s United States employer identification number is ______________; and

4.The Transferor’s office address and principal place of business is c/o _________ _____________________________________.

The undersigned and the Transferor understand that this affidavit and certification may be disclosed to the United States Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

All terms (whether capitalized or not) used but not defined herein shall have the same respective meanings as in the Internal Revenue Code of 1986, as amended, and the United States Treasury Department Income Tax Regulations in effect as of the date hereof.

Under penalties of perjury, the undersigned declares that the undersigned has examined this affidavit and certificate, and to the best knowledge and belief of the undersigned, it is true, correct and complete. The undersigned further declares that the undersigned has authority to sign this affidavit and certificate on behalf of the Transferor.

Exhibit D – Page 1

ACTIVE 61176122v9

IN WITNESS WHEREOF, Transferor has executed and delivered this FIRPTA Affidavit as of the date first written above.

______________________________, a ______________________________

By:

Name:

Its:

[ADD NOTARY BLOCK]

Exhibit D – Page 2

ACTIVE 61176122v9

SCHEDULE A

TO

FIRPTA AFFIDAVIT

LEGAL DESCRIPTION

Exhibit D – Page 3

ACTIVE 61176122v9

Exhibit D – Page 4

ACTIVE 61176122v9

EXHIBIT E

ReseRved

Exhibit E – Page 1

ACTIVE 61176122v9

EXHIBIT F

LIST OF CELL TOWER LEASES

1.

AT&T Rooftop Option and Lease Agreement. That certain Rooftop Option and Lease Agreement dated as of September 19, 2002 by and between Brownestone Partners LLP and Bellsouth Personal Communications, LLC, as amended by Amendment I dated March 16, 2010, Amendment II dated October 22, 2015, and Amendment III dated July 17, 2018.

2.

Verizon Option and Rooftop Antenna Attachment Lease. That certain Option and Rooftop Antenna Attachment Lease dated as of April 12, 1999 by and between Brownstone Partners, LLC and Raleigh-Durham MSA LP d/b/a Alltel, as amended by Amendment I dated May 2, 2000 and Amendment II dated December 31, 2014.

3.

Sprint PCS Site Agreement. That certain PCS Site Agreement dated September 19, 2000, by and between SprintCom, Inc, a Kansas corporation and MHI Hotels, LLC, as amended by Amendment I dated March 7, 2001 and Amendment II dated July 19, 2006.

4.

T-Mobile License Agreement. That certain License Agreement by and between MHI Hospitality TRS, LLC, a Delaware limited liability company and T-Mobile South LLC, a Delaware limited liability company, dated June 4, 2015 and as amended by Amendment I dated December 19, 2017 and Amendment II dated December 11, 2020.

Exhibit F – Page 1

ACTIVE 61176122v9

EXHIBIT G

FORM OF ASSIGNMENT OF CONTRACTS, LEASES AND INTANGIBLE PROPERTY

Assignment and Assumption

of Contracts, LEASES AND INTANGIBLE PROPERTY

This Assignment and Assumption of Contracts, Leases and Intangible Property (this “Assignment”) is made and entered into this ____ day of	, 2022, by and between RALEIGH HOTEL ASSOCIATES, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“Seller”), and [], a [] (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have previously entered into that certain Real Estate Sale Agreement dated as of November 30, 2021 (the “Purchase Agreement”); unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to such term in the Purchase Agreement;

WHEREAS, concurrently with the execution and delivery of this Assignment and pursuant to the Purchase Agreement, Seller is conveying to Purchaser, by special warranty deed, that certain property located at the address 1707 Hillsborough Street, Raleigh, North Carolina 27605, as is more particularly described in the Purchase Agreement (the ”Property”); and

WHEREAS, Seller has agreed to assign to Purchaser certain intangible property and contracts as hereinafter set forth.

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00), the assumptions by Purchaser hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.Assignment and Assumption of Contracts and Cell Tower Leases.

(a)

Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller’s right, title and interest in, to and under those service, management, maintenance, repair, parking, construction, supply and other contracts and equipment leases relating to the ownership and operation of the Premises and/or Hotel, as set forth on Exhibit A attached hereto and made part hereof by this reference (collectively, the “Contracts”).

(b)

Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller’s right, title and interest in, to and under those certain Cell Tower Leases set forth on Exhibit B attached hereto and made part hereof by this reference (collectively, the “Leases”).

(c)	Purchaser hereby accepts the within assignment of the Contracts and Leases, and Purchaser hereby assumes and agrees to keep, observe and perform all of the terms, covenants,

Exhibit G – Page 1

ACTIVE 61176122v9

conditions and provisions of Seller under the Contracts and Leases arising on or after the date hereof.

2. Assignment and Assumption of Intangible Property.

(a)	Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller’s right, title and interest as landlord in, to and under the Intangible Property.
(b)

Purchaser hereby accepts the within assignment of the Intangible Property, and Purchaser hereby assumes and agrees to keep, observe and perform all of the terms, covenants, conditions and provisions of Seller under the Intangible Property arising on or after the date hereof.

3.

Counterparts. This Assignment may be executed in multiple counterparts all of which taken together shall constitute one executed original. For purposes of executing this Assignment, any signed document transmitted by facsimile machine or a PDF document transmitted by email transmission shall be considered as an original signature and shall be considered to have the same binding legal effect as an original document. At the request of any party, any document transmitted by facsimile or email shall be re-executed by the applicable parties in an original form, it being agreed that the failure by any party to so re-execute such document shall not affect the binding legal effect of such document.

4.	Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.
5.	Governing Law. This Assignment shall be governed by the internal laws of the State of North Carolina.
6.

Captions. The section headings appearing in this Assignment are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

[Signature Page Follows]

Exhibit G – Page 2

ACTIVE 61176122v9

This Assignment is executed effective as of the date first above written.

SELLER:

RALEIGH HOTEL ASSOCIATES, LLC,

a Delaware limited liability company

By:

Name:

Title: Authorized Signatory

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Exhibit G – Page 3

ACTIVE 61176122v9

PURCHASER:

[],

a []

By:

Name:

Title:

Exhibit G – Page 4

ACTIVE 61176122v9

Exhibit A

to Assignment and Assumption of Contracts, Leases and Intangible Property

CONTRACTS

None

Exhibit B

to Assignment and Assumption of Contracts, Leases and Intangible Property

CELL TOWER LEASES

1.

AT&T Rooftop Option and Lease Agreement. That certain Rooftop Option and Lease Agreement dated as of September 19, 2002 by and between Brownestone Partners LLP and Bellsouth Personal Communications, LLC, as amended by Amendment I dated March 16, 2010, Amendment II dated October 22, 2015, and Amendment III dated July 17, 2018.

2.

Verizon Option and Rooftop Antenna Attachment Lease. That certain Option and Rooftop Antenna Attachment Lease dated as of April 12, 1999 by and between Brownstone Partners, LLC and Raleigh-Durham MSA LP d/b/a Alltel, as amended by Amendment I dated May 2, 2000 and Amendment II dated December 31, 2014.

3.

Sprint PCS Site Agreement. That certain PCS Site Agreement dated September 19, 2000, by and between SprintCom, Inc, a Kansas corporation and MHI Hotels, LLC, as amended by Amendment I dated March 7, 2001 and Amendment II dated July 19, 2006.

4.

T-Mobile License Agreement. That certain License Agreement by and between MHI Hospitality TRS, LLC, a Delaware limited liability company and T-Mobile South LLC, a Delaware limited liability company, dated June 4, 2015 and as amended by Amendment I dated December 19, 2017 and Amendment II dated December 11, 2020.

Exhibit G – Page 5

ACTIVE 61176122v9

EXHIBIT H

FORM OF BILL OF SALE

BILL OF SALE

As of this _____ day of _________, 2022, Raleigh Hotel Associates, LLC, a Delaware limited liability company (“Seller”), for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, does hereby release, relinquish and forever convey and transfer to

, a (“Purchaser”), all of its right, title and interest, if any, in and to any Personal Property located on and used in connection with the Premises. Except as may otherwise be set forth in the Title Policy, Seller warrants that it owns the Personal Property free and clear of all liens and encumbrances of any persons claiming by, through or under Seller. Except as expressly set forth in the immediately preceding sentence, Seller makes no warranties of any kind or nature whatsoever, express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose, any and all such warranties being hereby expressly disclaimed, and Purchaser acknowledges and agrees that it is accepting the Personal Property on an “as is” “where is” condition and basis with all faults.

Capitalized terms used herein shall have the meanings given to them in that certain Real Estate Sale Agreement dated as of November 30, 2021 by and between Seller and Purchaser.

[Signature Page Follows]

Exhibit H – Page 1

ACTIVE 61176122v9

IN WITNESS WHEREOF, Seller has caused this bill of sale to be signed and sealed in his name by its officer thereunto duly authorized as of the date first written above.

SELLER:

RALEIGH HOTEL ASSOCIATES, LLC,

a Delaware limited liability company

By:

Name:

Its: Authorized Signatory

ACTIVE 61176122v9

EXHIBIT I

CELL TOWER TENANT NOTICE LETTER

[_____________, 2022]

RE:	Your lease (the “Cell Tower Lease”) of rooftop space located at 1707 Hillsborough Street, Raleigh, North Carolina 27605 (the “Property”)

Dear Tenant:

You are hereby notified that, on the date of this letter, the Property has been sold to [_____________, a Delaware limited liability company] (the "New Owner"). In connection with such sale, your Lease has been assigned and transferred to New Owner, and New Owner has assumed and agreed to perform all of the landlord’s obligations under the Lease from the date hereof.

Accordingly, (a) all your obligations under the Lease from and after the date of this letter shall be performable for the benefit of New Owner, and (b) all the obligations of landlord under the Lease shall be the obligation of New Owner.

Following the date hereof, all notices and any future rent (including any automatic recurring payments), or any other amounts due under the terms of your Lease, must be directed to New Owner as follows:

[]

[]

[]

Attn: []

Telephone: []

Email: []

Very Truly Yours,

RALEIGH HOTEL ASSOCIATES, LLC,
a Delaware limited liability company

By:

Name:

Title:

ACTIVE 61176122v9

NEW OWNER:

[],

a []

By:

Name:

Title:

Exhibit I – Page 2

ACTIVE 61176122v9